                         Real Estate Matters Agreement



                                    between


                            Hewlett-Packard Company


                                      and


                          Agilent Technologies, Inc.



                               November 1, 1999



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                               TABLE OF CONTENTS

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
ARTICLE I PROPERTY IN THE UNITED STATES.................................    1

  Section 1.1  Owned Property...........................................    1
  Section 1.2  Leased Property..........................................    1
  Section 1.3  Sublease Properties......................................    2
  Section 1.4  New Lease Properties.....................................    2
  Section 1.5  Obtaining the Lease Consents.............................    2
  Section 1.6  Occupation by Agilent....................................    3
  Section 1.7  Obligation to Complete...................................    4
  Section 1.8  Form of Transfer.........................................    5
  Section 1.9  Casualty; Lease Termination..............................    6
  Section 1.10 Tenant's Fixtures and Fittings...........................    6
  Section 1.11 Services.................................................    6
  Section 1.12 Adjustments..............................................    6
  Section 1.13 Costs....................................................    7

ARTICLE II PROPERTY OUTSIDE THE UNITED STATES...........................    7

ARTICLE III MISCELLANEOUS...............................................    8

  Section 3.1  Entire Agreement.........................................    8
  Section 3.2  Governing Law............................................    8
  Section 3.3  Notices..................................................    8
  Section 3.4  Parties in Interest......................................    8
  Section 3.5  Counterparts.............................................    8
  Section 3.6  Binding Effect; Assignment...............................    8
  Section 3.7  Severability.............................................    8
  Section 3.8  Failure or Indulgence Not Waiver.........................    9
  Section 3.9  Amendment................................................    9
  Section 3.10 Authority................................................    9
  Section 3.11 Interpretation...........................................    9

ARTICLE IV DEFINITIONS..................................................    9

                                       i
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                         REAL ESTATE MATTERS AGREEMENT

     This Real Estate Matters Agreement (this "Agreement") is entered into on November 1, 1999 between Hewlett-Packard Company, a Delaware corporation ("HP"), and Agilent Technologies, Inc., a Delaware corporation ("Agilent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).

                                   RECITALS

     WHEREAS, HP has transferred or will transfer to Agilent effective as of the Separation Date, substantially all of the business and assets of the Agilent Business owned by HP in accordance with the Master Separation and Distribution Agreement dated as of August 12, 1999 between the parties (the "Separation Agreement").

     WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE 1

                         PROPERTY IN THE UNITED STATES

     Section 1.1    Owned Property

     (a) HP shall convey or cause its applicable Subsidiary to convey each of the Owned Properties (together with all rights and easements appurtenant thereto) to Agilent, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such conveyance shall be completed on the Separation Date.

     (b) Subject to the completion of the conveyance to Agilent of the relevant Owned Property, with respect to each Owned Property which is a Leaseback Property, Agilent shall grant to HP a lease of that part of the relevant Owned Property identified in the Colocation Sites Spreadsheet and HP shall accept the same. Such lease shall be completed immediately following completion of the transfer of the relevant Owned Property to Agilent.

     Section 1.2    Leased Property

     (a) HP shall assign or cause its applicable Subsidiary to assign, and Agilent shall accept and assume, HP's or its Subsidiary's interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment shall be completed on the later of: (i) the Separation Date; and (ii) the earlier of
(A) the tenth (10/th/) business day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 1.7(a) below.

     (b) Subject to the completion of the assignment to Agilent of the relevant Leased Property, with respect to each Leased Property which is also a Leaseback Property, Agilent shall grant to HP a sublease of that part of the relevant Leased Property identified in the Colocation Sites Spreadsheet and HP shall accept the same. Such sublease shall be completed immediately following completion of the transfer of the relevant Leased Property to Agilent.

     Section 1.3    Sublease Properties

     HP shall grant or cause its applicable Subsidiary to grant to Agilent a sublease of that part of the relevant Sublease Property identified in the Colocation Sites Spreadsheet and Agilent shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such sublease shall be completed on the later of:
(a) the Separation Date; and (b) the earlier of (i) the tenth (10/th/) business day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 1.7(a) below.

     Section 1.4    New Lease Properties

     HP shall grant or cause its applicable Subsidiary to grant to Agilent a lease of those parts of the New Lease Properties identified in the Colocation Sites Spreadsheet and Agilent shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such lease shall be completed on the Separation Date.

     Section 1.5    Obtaining the Lease Consents

     (a) Except with respect to any Properties which the parties agree should be dealt with by the Service Level Agreements referred to in Section 1.11 below, HP confirms that, with respect to each Leased Property, Sublease Property and Leaseback Property which is a Leased Property, an application has been made or will be made by the Separation Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

     (b) HP and Agilent will each use their reasonable commercial efforts to obtain the Lease Consents, but HP shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall HP be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent.

     (c) Agilent and HP will promptly satisfy the lawful requirements of the Landlord, and Agilent will take all steps to assist HP in obtaining the Lease Consents, including, without limitation:

          (i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant's obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

          (ii) if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Agilent as tenant under the Relevant Lease, and otherwise taking all steps which are necessary and which Agilent is capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

          (iii) using all reasonable commercial efforts to assist HP with obtaining the Landlord's consent to the release of any guarantee, surety or other security which HP or its Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 1.5(c)(ii) above, Agilent shall not be required to obtain a release of any obligation entered into by HP or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Agilent shall not communicate directly with any of the Landlords unless Agilent can show HP reasonable grounds for doing so.

     (d) If, with respect to any Leased Properties, HP and Agilent are unable to obtain a release by the Landlord of any guarantee, surety or other security which HP or its Subsidiary has previously provided to the Landlord, Agilent shall indemnify, defend, protect and hold harmless HP and its Subsidiary from and after the Separation Date against all losses, costs, claims, damages, or liabilities incurred by HP or its Subsidiary as a result of such guarantee, surety or other security.

     Section 1.6    Occupation by Agilent

     (a) Subject to compliance with Section 1.6(b) below, in the event that the Actual Completion Date for any Leased Property or Sublease Property does not occur on the Separation Date, Agilent shall, commencing on the Separation Date, be entitled to occupy and receive the rental income from the relevant Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in HP's Lease (as to Leased Properties) or upon the terms and conditions contained in the Sublease Form (as to Sublease Properties). Such license shall not be revocable prior to the date for completion as provided in Sections 1.2(a) and 1.3 unless an enforcement action or forfeiture by the relevant Landlord due to Agilent's occupation of the Property constituting a breach of HP's Lease cannot, in the reasonable opinion of HP, be avoided other than by requiring Agilent to immediately vacate the relevant Property, in which case HP may by notice to Agilent immediately require Agilent to vacate the relevant Property. Agilent will be responsible for all costs, expenses and liabilities incurred by HP or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by HP or its Subsidiary as a result of any enforcement action taken by the Landlord against HP or its Subsidiary with respect to any breach by HP or its Subsidiary of the Relevant Lease in permitting Agilent to so occupy the Property without obtaining the required Lease Consent, for which HP or its Subsidiary shall be solely responsible. Agilent shall not be entitled to make any claim or demand against, or obtain reimbursement from, HP or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Agilent as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Agilent.

     (b) In the event that the Actual Completion Date for any Leased Property or Sublease Property does not occur on the Separation Date, whether or not Agilent occupies a Property as licensee as provided in Section 1.6(a) above, Agilent shall, effective as of the Separation Date, (i) pay HP all rents, service charges, insurance premiums and other sums payable by HP or its applicable Subsidiary under any Relevant Lease (as to Leased Properties) or under the Sublease Form (as to Sublease Properties), (ii) observe the tenant's covenants, obligations and conditions contained in HP's Lease (as to Leased Properties) or in the Sublease Form (as to Sublease Properties) and (iii) indemnify, defend, protect and hold harmless HP and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Agilent.

     (c) HP shall supply promptly to Agilent copies of all invoices, demands, notices and other communications received by HP or its or its applicable Subsidiaries or agents in connection with any of the matters for which Agilent may be liable to make any payment or perform any obligation pursuant to Section 1.6(b), and shall, at Agilent's cost, take any steps and pass on any objections which Agilent may have in connection with any such matters. Agilent shall promptly supply to HP any notices, demands, invoices and other communications received by Agilent or its agents from any Landlord while Agilent occupies any Property without the relevant Lease Consent.

     Section 1.7    Obligation to Complete

     (a) If, with respect to any Leased Property or Sublease Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, HP and Agilent shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten (10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

     (b) If, with respect to any Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 1.7(a), HP may by written notice to Agilent elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to Agilent for the remainder of the Relevant Lease term less three (3) days at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If HP makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 1.6 will apply and, on the grant of the Lease Consent required to sublease the

Leased Property in question, HP shall sublease or cause its applicable Subsidiary to sublease to Agilent the relevant Property in accordance with
Section 1.3.

     (c) If the parties are unable to agree upon the allocation of a Property as set forth in Section 1.7(a) and HP does not make an election pursuant to
Section 1.7(b) above, HP may elect by written notice to Agilent to require Agilent to vacate the relevant Property immediately or by such other date as may be specified in the notice served by HP (the "Notice Date"), in which case Agilent shall vacate the relevant Property on the Notice Date but shall indemnify HP and its applicable Subsidiary from and against all costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Separation Date to and including the later of the Notice Date and date on which Agilent vacates the relevant Property, except for any costs, losses, damages, claims and liabilities incurred by HP or its Subsidiary with respect to any enforcement action taken by the Landlord against HP or its Subsidiary with respect to any breach by HP or its Subsidiary of the Relevant Lease in permitting Agilent to so occupy the Property without obtaining the required Lease Consent. Agilent shall not be entitled to make any claim or demand against or obtain reimbursement from HP or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Agilent as a consequence of being obliged to vacate the Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Agilent.

     Section 1.8    Form of Transfer

     (a) The transfer or assignment to Agilent of each relevant Owned Property and Leased Property shall be in substantially the form attached in Schedule 1 or 2, as applicable, with such amendments as are reasonably required by HP with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Agilent contained in the relevant Lease Consent or any other document which Agilent is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Agilent and any guarantor or surety of Agilent's obligations of direct obligations to HP or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject.

     (b) The subleases to be granted to Agilent with respect to the Sublease Properties shall be substantially in the form of the Sublease Form and shall include such amendments which in the reasonable opinion of HP are necessary with respect to a particular Property or the relevant Lease Consent. Such amendments shall be submitted to Agilent for approval, which approval shall not be unreasonably withheld or delayed.

     (c) The leases and subleases to be granted by Agilent to HP with respect to the Leaseback Properties shall be substantially in the form of the Lease Form or the Sublease Form, as applicable, with such amendments as are, in the reasonable opinion of HP, necessary with respect to a particular Property. Such amendments shall be submitted to Agilent for approval, which approval shall not be unreasonably withheld.

     (d) The leases to be granted to Agilent with respect to the New Lease Properties shall be substantially in the form of the Lease Form and shall include such amendments which in the reasonable opinion of HP are necessary with respect to a particular Property. Such amendments shall be submitted to Agilent for approval, which approval shall not be unreasonably withheld or delayed.

     Section 1.9    Casualty; Lease Termination

     The parties hereto shall grant and accept transfers, assignments, leases or subleases of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, subject to HP's obligations in Section 5.6 of the Separation Agreement, in the event that HP's Lease with respect to a Leased Property or a Sublease Property is terminated prior to the Separation Date, (a) HP shall not be required to assign or sublease such Property, (b) Agilent shall not be required to accept an assignment or sublease of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

     Section 1.10   Tenant's Fixtures and Fittings

     The provisions of the Separation Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Property (excluding any trade fixtures and personal property owned by third parties).

     Section 1.11   Services

     (a) HP and Agilent each agree that, on or about the Separation Date, they shall each enter into a Service Level Agreement with the other whereby, with respect to each of the Sublease Properties, the New Lease Properties and the Leaseback Properties, each party shall agree to supply to, or perform for the benefit of, the other party (and the other party shall accept) such Real Estate Services as each party currently supplies to or performs for the benefit of the other with respect to such Properties, on the same terms and conditions as currently apply, and at the cost and other terms as set forth in the Service Level Agreements.

     (b) Notwithstanding anything to the contrary herein, the parties agree and acknowledge that there may be circumstances in which the parties mutually agree that a formal lease or sublease will not be entered into in order to establish shared occupancy of a Property, in which case such occupancy shall be (and the Service Level Agreement referenced in Section 1.11(a) above shall provide that the applicable party may occupy the relevant Property) on the terms and conditions set forth in Sections 2-28 of the Lease Form or the terms and conditions set forth in Sections 3 through the first sentence of Section 17 of the Sublease Form, respectively.

     Section 1.12   Adjustments

     (a) HP and Agilent each acknowledge and agree that Additional Properties may be acquired by HP prior to the Separation Date. Such Additional Properties shall be treated hereunder as Owned Properties, Leased Properties, Sublease Properties, New Lease Properties and/or Leaseback Properties by mutual agreement of the parties based on whether the Additional Property was acquired by or for the Agilent Business or HP's other businesses. In the event that the parties are unable to agree by the Separation Date as to how any Additional Property is to be treated, the matter shall be determined in accordance with the procedure set forth in Section 1.7(a) above. In the event that the parties are unable to agree within ten (10) business days of the Separation Date as to the allocation of an Additional Property, the matter in dispute shall be determined in accordance with the following guidelines:

          (i) Properties which are occupied as to fifty percent (50%) or more of the total area for the purposes of the Agilent Business shall be treated as Owned Properties or Leased Properties (as appropriate) and the part which is not occupied by the Agilent Business or a third party shall be treated as a Leaseback Property; and

          (ii) Properties which are occupied as to less than fifty percent (50%) for the purposes of the Agilent Business shall be treated as Sublease Properties or New Lease Properties (as appropriate).

     (b) Following agreement or determination with respect to the Additional Properties, the parties shall enter into and complete all such documents as may be required to give effect to such agreement or determination.

     (c) HP and Agilent each acknowledge and agree that their respective requirements with regard to each of the Properties may alter between the date of this Agreement and the Separation Date, in which case the parties may mutually agree in writing to re-characterize the relevant Property as an Owned Property, Leased Property, Sublease Property, New Lease Property and/or Leaseback Property as appropriate.

     Section 1.13   Costs

     HP shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord's consent fees and attorneys' fees and any costs and expenses relating to re-negotiation of HP's Leases. HP shall also pay all reasonable costs and expenses in connection with the transfer of the Owned Properties and Leased Properties, including title insurance premiums, escrow fees, recording fees, and any transfer taxes arising as a result of the transfers.

                                  ARTICLE II

                      PROPERTY OUTSIDE THE UNITED STATES

     With respect to each of the properties located outside the United States listed in the Owned and Leased Property Spreadsheet and the Colocation Sites Spreadsheet, as well as any additional properties acquired by HP or a Subsidiary prior to the Separation Date, HP and Agilent shall each enter into (if necessary) or procure that its relevant Subsidiary enter into an agreement with the other party or such Subsidiary of the other party as the other party may direct whereby the parties thereto agree to transfer, assign, lease, sublease, or leaseback, as the case may be, such property, as specified in such spreadsheets in accordance with the Non-US Plan (or with respect to any additional properties, in the manner agreed upon by the parties in accordance with the applicable agreement). Such transfers, assignments, leases, subleases or leasebacks shall, so far as the law in the jurisdiction in which such property is located permits, be on terms and conditions substantially the same as the terms and conditions of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of such local agreements, the terms of the local agreements shall prevail.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the state in which the applicable Property is located.

     Section 3.3 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

     Section 3.4 Parties in Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 3.5 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 3.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto. The Schedules and/or Exhibits attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein.

     Section 3.7 Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 3.8 Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 3.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     Section 3.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 3.11 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                  ARTICLE IV

                                  DEFINITIONS

     The following terms, as used herein, shall have the following meanings:

Actual Completion Date means, with respect to each Property, the date upon which completion of the transfer, assignment, lease or sublease of that Property actually takes place.

Additional Properties means any leased or owned properties acquired by HP in the United States after the date of the Separation Agreement and before the Separation Date.

Colocation Sites Spreadsheet means the spreadsheet prepared by HP entitled "Colocation Sites" dated October 13, 1999, as updated from time to time prior to the Separation Date by mutual written agreement of the parties.

HP's Lease means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which HP or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.

Landlord means the landlord under HP's Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under HP's Lease.

Lease Consents means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Agilent or to sublease the Sublease Properties to Agilent or to sublease the Leaseback Properties to HP.

Lease Form means the form lease attached hereto as Schedule 4.

Leaseback Properties means each of (a) those Owned Properties located in the United States identified as "Owned" and listed in the "Leaseback Properties" area of the Colocation Sites Spreadsheet, with respect to part of which Agilent is to grant a lease to HP and (b) those Leased Properties located in the United States identified as "Leased" and listed in the "Leaseback Properties" area of the Colocation Spreadsheet, with respect to part of which Agilent is to grant a sublease to HP.

Leased Properties means those Properties located in the United States identified as "Leased" and listed in the Owned and Leased Properties Spreadsheet.

New Lease Properties means those Properties located in the United States identified as "Owned" and listed in the "Sublease and New Lease Properties" area of the Colocation Sites Spreadsheet.

Owned and Leased Properties Spreadsheet means the spreadsheet prepared by HP entitled "Owned & Leased Properties to be Transferred" dated October 13, 1999, as updated from time to time prior to the Separation Date by mutual written agreement of the parties.

Owned Properties means those Properties located in the United States identified as "Owned" and listed in the Owned and Leased Properties Spreadsheet.

Property means the Owned Properties, the Leased Properties, the Sublease Properties, the New Lease Properties, the Leaseback Properties and the Additional Properties.

Real Estate Services means any services relating to the occupation or use of a Property or the carrying out of either the Agilent Business or HP's other businesses at a Property, including, without limitation, cleaning, garbage disposal, repair, maintenance, receptionist services, utilities, mail delivery, copying and facsimile services.

Relevant Leases means those of HP's Leases with respect to which the Landlord's consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

Retained Parts means those parts of the Owned Properties and the Leased Properties which, following transfer or assignment to Agilent, are intended to be leased or subleased to HP and those parts of the Sublease Properties and the New Lease Properties which will not, and which are not intended to, be leased or subleased to Agilent in accordance with this Agreement.

Sublease Form means the form sublease attached hereto as Schedule 3.

Sublease Property means those Properties located in the United States identified as "Leased" and listed in the "Sublease and New Lease Properties" area of the Colocation Sites Spreadsheet.



                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of the parties has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                  HEWLETT-PACKARD COMPANY

                                  By: /s/ Ann O. Baskins
                                     ------------------------------------------

                                  Name: Ann O. Baskins
                                       ----------------------------------------

                                  Title: Associate General Counsel and
                                        ---------------------------------------
                                         Assistant Secretary
                                        ---------------------------------------



                                  AGILENT TECHNOLOGIES, INC.

                                  By: /s/ Craig Nordlund
                                     ------------------------------------------

                                  Name: Craig Nordlund
                                       ----------------------------------------

                                  Title: Senior Vice President, General Counsel
                                        ---------------------------------------
                                         and Secretary
                                        ---------------------------------------


               [Signature Page to Real Estate Matters Agreement]

                                  Schedule 1
                                  ----------

                      Form Transfer for Owned Properties



     RECORDING REQUESTED BY AND
     WHEN RECORDED RETURN TO:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, CA 94304-1050
     Attn: Real Estate Department/Susan P. Reinstra

     MAIL TAX STATEMENTS TO:

     Agilent Technologies, Inc.
     3000 Hanover Street
     Palo Alto, CA 94304
     Attn: Tax Department

     Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

     __________________________________________________________________________
                                   GRANT DEED

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, HEWLETT-PACKARD COMPANY, a Delaware corporation, successor by merger to HEWLETT-PACKARD COMPANY, a California corporation, hereby grants to AGILENT TECHNOLOGIES, INC., a Delaware corporation, the real property located in the City of ____________, County of ____________, State of ____________, described on Exhibit A attached hereto and made a part hereof.

                       Executed as of October ___, 1999.

                              HEWLETT-PACKARD COMPANY,
                              a Delaware corporation

                              By:__________________________

                              Name:________________________

                              Its:_________________________

                                   EXHIBIT A
                                   ---------

                               LEGAL DESCRIPTION

















  Assessor's Parcel No.:  _______________

     STATE OF______________________)

     COUNTY OF_____________________)





     On ___________________, before me, _________________________, a Notary
Public in and for said County and State, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                   WITNESS my hand and official seal.



                        ____________________________

                                  Schedule 2
                                  ----------

                      Form Transfer for Leased Properties



                              ASSIGNMENT OF LEASE
                              -------------------

     THIS ASSIGNMENT OF LEASE (this "Assignment") is dated for reference purposes as of November 1, 1999 and is made between Hewlett-Packard Company, a Delaware corporation ("Assignor") and Agilent Technologies, Inc., a Delaware corporation ("Assignee").

                                  RECITALS
                                  --------
     This Assignment is made with reference to the following facts and with the following intentions:

     A. __________, or its predecessor in interest, as landlord ("Landlord"), and Assignor or a predecessor in interest to Assignor, as tenant, entered into that certain lease dated as of _______________ (the "Lease"), whereby Landlord leased to Assignor certain premises located at ________________________________________ (the "Premises").

     B. Assignor wishes to assign all of its right, title and interest under the Lease to Assignee, and Assignee wishes to accept such assignment.

     1.   Assignment:  For good and valuable consideration, receipt of which is
          ----------
hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts such assignment and assumes all of Assignor's obligations and rights in, under and to the Lease and the Premises.

     2.   Effective Date:  This Assignment shall be effective on (a) November 1,
          --------------
1999 or (b) if Landlord's consent is required under the Lease to the assignment of the Lease as described herein, such later date as Assignor receives Landlord's written consent.

     3.   Miscellaneous:  Assignor shall, at any time and from time to time,
          -------------
execute such additional documents and take such additional actions as Assignee or its successors or assigns may reasonably request to carry out the purposes of this Assignment. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If either party brings any action or legal proceeding with respect to this Assignment, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs. If any one or more of the provisions contained in this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Assignment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment. This Assignment is subject to the exclusions set forth in Section 1.3(b)(i)-(iv) of the General Assignment and Assumption Agreement dated as of November 1, 1999 between Assignor and Assignee.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment intending it to be effective as of the Effective Date.

ASSIGNOR:                              ASSIGNEE:

HEWLETT-PACKARD COMPANY,               AGILENT TECHNOLOGIES, INC.,
a Delaware corporation                 a Delaware corporation

By:__________________________          By:__________________________

Its:_________________________          Its:_________________________

Date:________________________          Date:________________________

                                  Schedule 3
                                  ----------

                     Form Sublease for Sublease Properties
                        and Leased Leaseback Properties


                                   SUBLEASE
                                   --------

     This Sublease (this "Sublease") is entered into between _________________, a Delaware corporation ("Sublessor") and ________________, a Delaware corporation ("Sublessee"), as of November 1, 1999.

     1.   Premises Subleased.  Sublessor hereby subleases to sublessee, and
          ------------------
sublessee hereby subleases from sublessor, upon the terms and conditions set forth herein, certain premises (the "premises") consisting of approximately _____ square feet, commonly known ______________________________, as shown on exhibit a hereto.

     2.   Master Lease and Master Lessor.  The Premises consist of a portion of
          ------------------------------
the premises (the "Master Premises") that are leased by Sublessor from _________________________ ("Master Lessor") pursuant to a lease dated
_______________ (the "Master Lease"). In connection with its use of the Premises, subject to any rules of Master Lessor, Sublessee shall also have the non-exclusive right to use the common areas outside the Master Premises that Sublessor has the right to use under the Master Lease and, subject to Sublessor's reasonable rules and regulations, the hallways, stairways, restrooms, kitchens, break rooms and other areas of the Master Premises that may be reasonably necessary for Sublessee's use of the Premises as shown on Exhibit A hereto (the "Shared Areas").

     3.   Term.  The term of this Sublease (the "Term") shall commence on
          ----
November 1, 1999 and end on the date the current term of the Master Lease expires, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease terminates for any reason. Notwithstanding the foregoing, either party may terminate this Sublease by delivering to the other party at least sixty (60) days prior written notice, which termination shall be effective as of the later of the date set forth in the notice or October 31, 2001. Any occupation by Sublessee following the expiration of the Term shall not constitute an extension or renewal of this Sublease or the Term.

     4.   Rent.  Sublessee shall pay Sublessor as rent for the Premises ("Base
          ----
Rent") its pro rata share (based on the ratio of the square footage of the Premises to the square footage of the Master Premises (its "Pro Rata Share")) of the rent payable under the Master Lease, together with an amount equal to Sublessee's pro rata share (based on the ratio of square footage of the Premises (excluding the Shared Areas) to the square footage of the Master Premises (excluding the Shared Areas), of the rent payable under the Master Lease with respect to the Shared Areas. Such amounts shall be due and payable within thirty (30) days of delivery by Landlord of an invoice therefor, without deduction or offset and without prior notice or demand, at the address indicated by Sublessor in writing from time to time. Such Base Rent shall increase from time to time based on increases in the base rent under the Master Lease. In addition, Sublessee shall pay, as and when due under the Master Lease, (a) its Pro Rata Share of all operating expenses, taxes, insurance and other costs payable under the Master Lease and (b) all costs directly incurred by or at the request of Sublessee with respect to its use of the Premises. All amounts required to be paid by Sublessee under this Sublease other than Base Rent shall be deemed additional rent.

     5.   Premises Subject to Master Lease.  This Sublease is subject to all of
          --------------------------------
the provisions of the Master Lease, and Sublessee shall be bound with respect to the Premises by all the terms, covenants, and conditions of the Master Lease. Except as set forth below, or to the extent inconsistent with the express provisions of this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (a) each reference in such incorporated sections to "Lease", "Premises", "Landlord" and "Tenant" or like terms shall be deemed a reference to "Sublease", "Premises", "Sublessor" and "Sublessee", respectively; (b) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts to obtain Master Lessor's performance; (c) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, in no event shall any such period be reduced to less than two (2) days); (d) with respect to any approval required to be obtained from the landlord under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor; (e) in any case where the landlord has the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises, such right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (f) in any case where the tenant is to indemnify, release or waive claims against the landlord, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (g) in any case where the tenant is to execute and deliver certain documents or notices to the landlord, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (h) all amounts payable under the Master Lease shall be paid to Sublessor; (i) Sublessee shall not have the right to exercise any extension, expansion, contraction, purchase, early termination or other rights personal to Tenant under the Master Lease; and (j) Sublessee shall not have the right to make any alterations to the Premises without the prior written consent of Sublessor and, if required under the Master Lease, Master Lessor. Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein:_________________

     6.   Use; Condition of the Premises.  Sublessee may use the Premises only
          ------------------------------
for the purposes permitted under the Master Lease. Sublessee accepts the Premises in "as is" condition.

     7.   Insurance; Waiver.  Sublessee shall procure and maintain all insurance
          -----------------
policies required by the tenant under the Master Lease with respect to the Premises. All such liability policies shall name Sublessor and Master Lessor as additional insureds. Notwithstanding anything to the contrary herein, Sublessor and Sublessee hereby release each other, and their respective agents, employees, subtenants, assignees and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released.

     8.   Indemnity.  Each party shall defend, indemnify, protect and hold
          ---------
harmless the other from and against any and all liability, loss, claim, damage and cost (including attorneys' fees) to the extent due to the negligence or willful misconduct of the indemnifying party or its agents, employees or contractors or the indemnifying party's violation of the terms of this Sublease or the Master Lease. This indemnification shall survive the termination of this Sublease.

     9.   Notices.  Any notice given under this Sublease shall be in writing and
          -------
shall be hand delivered or mailed (by registered mail, return receipt requested, postage prepaid), addressed as follows: (a) if to Sublessee: (i) the Premises,
Attn.: __________ and (ii) _______________, Palo Alto, CA  94304, Attn.:
__________ of Real Estate; and (b) if to Sublessor:  (i) the Premises, Attn.:
__________ and (ii) _______________, Palo Alto, CA  94304, Attn.: __________ of
Real Estate. Any notice shall be deemed to have been given when hand delivered or, if mailed, three (3) business days after mailing.

     10.  Remedies of Sublessor Upon Default.  If Sublessee defaults under any
          ----------------------------------
provision of this Sublease (after expiration of applicable notice and cure periods), Sublessor shall be entitled to all of the remedies granted to Master Lessor under the Master Lease, in addition to any remedies available at law or in equity.

     11.  Nonassignment.  Sublessee shall have no right to sublet the Premises
          -------------
or to transfer any interest of Sublessee herein, except with the prior written consent of Sublessor (which consent may be withheld in Sublessor's sole and absolute discretion) and, if required under the Master Lease, Master Lessor, and otherwise in strict accordance with the terms of the Master Lease, as incorporated herein. Consent to one transfer shall not be deemed to constitute consent to a subsequent transfer.

     12.  Repair; Surrender of the Premises.  Sublessor shall have the right to
          ---------------------------------
perform any of Sublessee's repair, maintenance or other obligations under this Sublease and charge Sublessee the actual cost thereof. Sublessee shall pay Sublessor for such costs within thirty (30) days of delivery of an invoice therefor. Upon the termination of this Sublease,

Sublessee shall remove all of its personal property and surrender the Premises in the same condition as of the date hereof, ordinary wear and tear and damage due to casualty and condemnation excepted.

     13.  Right to Cure Defaults.  If Sublessee fails to perform any act on its
          ----------------------
part to be performed hereunder, Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods (except in the case of an emergency, in which case no cure period is required), make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed additional rent payable by Sublessee to Sublessor upon demand.

     14.  Right to Enter.  Provided Sublessor complies with all of Sublessee's
          --------------
reasonable security measures, Sublessor or its agents may, upon reasonable notice, enter the Premises at any reasonable time for the purpose of inspecting the same, supplying any service to be provided by Sublessor to Sublessee or for any other purpose permitted under this Sublease.

     15.  Quiet Enjoyment; Sublessor's Obligations.  Sublessee shall peacefully
          ----------------------------------------
have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease. Sublessor shall perform all of its obligations under the Master Lease to the extent Sublessee has not expressly agreed to perform such obligations under this Sublease. Sublessor shall not terminate or take any action which could give rise to the right of Master Lessor to terminate the Master Lease, amend or waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any approval under the Master Lease that could result in a substantial interference with Sublessee's use of the Premises or materially increase Sublessee's obligations or decrease Sublessee's rights under this Sublease without, in each instance, Sublessee's prior written consent. Sublessor, with respect to the obligations of Master Lessor under the Master Lease, shall request Master Lessor in writing to perform such obligations as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts to obtain Master Lessor's performance.

     16.  Hazardous Materials.  Sublessee shall not, without the prior written
          -------------------
consent of Sublessor, use, store, transport or dispose of any Hazardous Material in or about the Premises, except for Hazardous Materials of a type and in amounts used by Sublessee immediately prior to the Commencement Date, to the extent permitted under the Master Lease. Sublessee, at its sole cost, shall comply with all laws and the provisions of the Master Lease relating to its use of Hazardous Materials. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Building by Sublessee or its agents, employees or contractors result in contamination of the Building or the water or soil thereunder, then Sublessee shall promptly take any and all action necessary to clean up such contamination as required by law and the provisions of the Master Lease. Sublessee shall indemnify, defend, protect, and hold Sublessor and its officers, directors, employees, successors and assigns harmless from and against, all losses, damages, claims, costs, and liabilities, including attorneys' fees and costs, arising out of Sublessee's use, discharge, disposal, storage, transport, release or emission of Hazardous Materials on or about the Building during the Term in violation of applicable law or the provisions of the Master Lease. "Hazardous Materials" shall mean any material or substance that is now or hereafter designated by any applicable governmental authority to be, or regulated by an applicable governmental authority as, radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     17.  Parking; Signage.  Sublessee shall have the right to use its Pro Rata
          ----------------
Share of the parking spaces available to Sublessor under the Master Lease. Sublessor may, in Sublessor's sole and absolute discretion, upon request by Sublessee, use reasonable efforts to cause Master Lessor to provide Sublessee with directory and other signage, in accordance with a design and at a location acceptable to Master Lessor, Sublessor and Sublessee and in accordance with all applicable laws.

     18.  Miscellaneous.  This Sublease shall in all respects be governed by and
          -------------
construed in accordance with the laws of the state in which the Premises are located. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Sublease may not be amended except by the written agreement of all parties hereto. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor. Any executed copy of this Sublease shall be deemed an original for all purposes. This Sublease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublessor and Sublessee. The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublessor or Sublessee. The captions used in this Sublease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Sublease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and court costs. Whenever one party's consent or approval is required to be given as a condition to the other party's right to take any action pursuant to this Sublease, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld or delayed. This Sublease may be executed in counterparts. In the event that a Service Level Agreement between the parties is in effect with respect to the Premises, the parties intend that all elements of Base Rent payable hereunder shall be paid to Sublessor pursuant to the Service Level Agreement. Accordingly, insofar as Sublessee has paid all elements of Base Rent under the Service Level Agreement, such payment shall constitute payment of Base Rent hereunder.

In witness whereof, the parties have executed this Sublease as of the date first written above.

SUBLESSOR:                            SUBLESSEE:


___________________________,          __________________________,
a Delaware corporation                a Delaware corporation

By:____________________________       By:_____________________________
Name:__________________________       Name:___________________________
Its:___________________________       Its:____________________________

                                   EXHIBIT A
                                   ---------

                     THE PREMISES, INCLUDING SHARED AREAS

                                  Schedule 4
                                  ----------

                      Form Lease for New Lease Properties
                        and Owned Leaseback Properties


                                     LEASE
                                     -----

     This Lease (this "Lease") is entered into between ____________________, a Delaware corporation ("Landlord") and ____________________, a Delaware corporation ("Tenant") as of November 1, 1999.

     1.   Premises. Landlord hereby leases to Tenant, and Tenant hereby leases
          --------
from Landlord, upon the terms and conditions set forth herein, certain premises consisting of approximately _____ square feet (the "Premises") within the building (the "Building") owned by Landlord, commonly known as _____________________________, as shown on Exhibit A hereto. In connection with
                                           ---------
its use of the Premises, Tenant shall also have the non-exclusive right to use, subject to Landlord's reasonable rules and regulations, the hallways, stairways, restrooms, kitchens, break rooms and other areas of the Building that may be reasonably necessary for Tenant's use of the Premises (the "Shared Areas"), as shown on Exhibit A hereto.
         ---------

     2.   Term. The term of this Lease (the "Term") shall commence on November
          ----
1, 1999 (the "Commencement Date") and end on October 31, 2001, unless this Lease is sooner terminated pursuant to its terms.

     3.   Rent. Tenant shall pay Landlord as rent for the Premises
          ----
("Base Rent") for each month during the Term, an amount equal to the Occupancy Cost of the Premises, including use of the Shared Areas, plus an administrative fee equal to five percent (5%) of such cost. As used herein, "Occupancy Cost" shall refer to (a) the "triple net" rental value of the Premises (which shall mean the management reporting depreciation on the land, the land improvements, the building, the building improvements and the building-related building equipment with respect to the Building, based on Hewlett-Packard Company's methods and procedures as of the date hereof (the "Rental Component")) and (b) a pro rata share of Landlord's actual cost of the following with respect to the Building and property on which the Building is located: Landlord's liability and property insurance, property taxes and assessments, utilities (to the extent not separately metered), maintenance to the common areas and areas for the common benefit of all of the occupants of the Building and other charges reasonably and customarily charged by landlords for similar premises (the "Non-Rental Component"). Such amounts shall be due and payable within thirty (30) days of delivery by Landlord of an invoice therefor, without any deduction or offset and without prior notice or demand, at the address indicated by Landlord from time to time. Rent for any period which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment. All amounts required to be paid by Tenant under this Lease other than Base Rent shall be deemed Additional Rent (which, collectively with Base Rent, shall be deemed "Rent"). Notwithstanding the provisions of the first two sentences of this section, in the event the Term extends or is extended by agreement of the parties beyond October 31, 2001, unless the parties otherwise expressly agree in writing, Base Rent shall be an amount equal to the Occupancy Cost of the Premises, including the use of the Shared Areas, plus an administrative fee equal to ten percent (10%) of the Non-Rental Component of the Occupancy Cost; provided that the Rental Component shall be equal to the fair market value of the Premises on a "triple net" basis. In such event, the parties shall negotiate in good faith to determine the fair market value of the Premises. In the event the parties are unable to agree upon the fair market value prior to August 1, 2001, the fair market rent shall be determined by three appraisers selected and governed by the rules of the American Arbitration Association.

     4.   Use; Compliance with Laws; Rules. Tenant may use the Premises only
          --------------------------------
for the uses made of the Premises by Tenant immediately prior to the Commencement Date. Tenant shall promptly observe and comply with all laws with respect to Tenant's use of the Premises; provided, however, that Tenant shall not be required to comply with any laws requiring the construction of alterations in the Premises, unless due to Tenant's particular use of the Premises. Tenant shall not do or permit anything to be done in, about or with respect to the Premises which would (a) injure the Premises or (b) vibrate, shake, overload, or impair the efficient operation of the Premises or the building systems located therein. Tenant shall comply with all reasonable rules and regulations promulgated from time to time by Landlord.

     5.   Insurance. Landlord shall obtain and keep in full force and effect,
          ---------
at Landlord's sole cost, a policy of "all risk" property insurance insuring the Premises. Tenant shall obtain and keep in full force and effect, at Tenant's sole cost, a commercial general liability policy of insurance protecting Tenant against claims for bodily injury, personal injury and property damage based upon, involving or arising out of Tenant's use or occupancy of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence. The policy shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease, and shall name Landlord as an additional insured. In addition, Tenant shall obtain and keep in full force and effect, at Tenant's sole cost, a policy of "all risk" property insurance insuring Tenant's personal property in the Premises. Tenant shall deliver certificates evidencing such insurance to Landlord upon request. Each such insurance policy shall be in a form and from an insurance company reasonably acceptable to Landlord.

     6.   Taxes. Landlord shall pay before delinquency all real property taxes
          -----
on the Building. Tenant shall pay before delinquency all taxes imposed against Tenant's personal property.

     7.   Release and Waiver of Subrogation. Notwithstanding anything to the
          ---------------------------------
contrary herein, Landlord and Tenant hereby release each other, and their respective agents, employees, subtenants, and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released.

     8.   Indemnity. Each party shall defend, indemnify, protect and hold
          ---------
harmless the other from and against any and all liability, loss, claim, damage and cost (including attorneys' fees) to the extent due to the negligence or willful misconduct of the indemnifying party or its agents, employees or contractors or the indemnifying party's violation of the terms of this Lease. This indemnification shall survive the termination of this Lease.

     9.   Hazardous Materials. Tenant shall not, without the prior written
          -------------------
consent of Landlord, use, store, transport or dispose of any Hazardous Material in or about the Premises, except for Hazardous Materials of a type and in amounts used by Tenant immediately prior to the Commencement Date. Tenant, at its sole cost, shall comply with all laws relating to its use of Hazardous Materials. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Building by Tenant or its agents, employees or contractors result in contamination of the Building or the water or soil thereunder, then Tenant shall promptly take any and all action necessary to clean up such contamination as required by law. Tenant shall indemnify, defend, protect and hold Landlord and its officers, directors, employees, successors and assigns harmless from and against, all losses, damages, claims, costs and liabilities, including attorneys' fees and costs, arising out of Tenant's use, discharge, disposal, storage, transport, release or emission of Hazardous Materials on or about the Building during the Term in violation of applicable law. "Hazardous Materials" shall mean any material or substance that is now or hereafter designated by any applicable governmental authority to be, or regulated by any applicable governmental authority as, radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     10.  Repairs. Tenant accepts the Premises in "as is" condition. Tenant
          -------
shall maintain in good order and condition the Premises; provided, however, that Tenant shall in no event be required to perform any repairs and maintenance (a) necessitated by the acts or omissions of Landlord or its agents, employees or invitees, (b) to any of the building systems servicing the Premises or any structural portions of the Premises, or (c) which could be properly treated as a capital expenditure under generally accepted accounting principles as in effect from time to time. Except for obligations which are Tenant's responsibility pursuant to the preceding sentence, Landlord shall maintain the Building in good, working order.

     11.  Alterations. No alterations or improvements shall be made to the
          -----------
Premises without the prior written consent of Landlord. All work performed in connection with alterations shall comply within all laws and applicable requirements of insurance carriers and shall be performed in a good and workmanlike manner by a licensed contractor approved by Landlord. Tenant shall keep the Building free of any liens arising out of work performed by or for Tenant. All alterations that cannot be removed without material damage to the Premises shall be deemed part of the Premises upon installation. Unless Landlord waives such right at the time it consents to any alteration, Landlord shall have the right to require Tenant to remove any alterations it constructs in the Premises upon the termination of this Lease.

     12.  Services. Landlord shall provide to Tenant electricity, water and
          --------
heating, ventilating and air conditioning and other utilities at the levels provided immediately prior to the Commencement Date, as well as the other services described in the Service Level Agreement entered into between the parties. Landlord shall not, however, be liable for the interruption of any such services or utilities for causes beyond Landlord's reasonable control.

     13.  Damage. If the Premises are damaged by any peril, Landlord shall
          ------
restore the Premises to substantially the same condition as existed immediately prior to such damage, unless this Lease is terminated by Landlord or Tenant as set forth below. Landlord shall have the right to terminate this Lease, which option may be exercised by delivery to Tenant of a written notice within thirty
(30) days after the date of such damage, in the event that: (a) the Premises are damaged by a peril both not covered by the type of insurance Landlord is required to carry under this Lease and not actually covered by valid and collectible insurance carried by Landlord to such an extent that the estimated cost to restore the Premises exceeds five percent (5%) of the then actual replacement cost thereof (and Tenant does not agree to pay the uninsured amount); or (b) the damage to the Premises cannot reasonably be restored within one hundred eighty (180) days. If the Premises are damaged due to any peril, Tenant shall be entitled to an abatement of all Rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If the damage resulting therefrom cannot be (or is not in fact) repaired within one hundred eighty (180) days following the occurrence of such event, then Tenant also shall be entitled to terminate this Lease by delivery of written notice of termination to Landlord at any time prior to restoration of the Premises.

     14.  Condemnation. If all or any part of the Premises is taken by the
          ------------
exercise of the power of eminent domain or a voluntary transfer in lieu thereof (a "Condemnation"), this Lease shall terminate as to the part of the Premises taken. If the Premises cannot be restored within one hundred eighty days (180) days of the Condemnation and made reasonably suitable for Tenant's continued occupancy, then Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord within thirty (30) days of such Condemnation. If this Lease is not terminated following a Condemnation, Landlord shall make all repairs and alterations that are reasonably necessary to make the portion of the Premises not taken a complete architectural unit reasonably suitable for Tenant's occupancy, and Rent shall be reduced in proportion to the reduction in utility to the Premises following the Condemnation. Tenant shall be entitled to receive any Condemnation proceeds for the unamortized value of alterations installed in the Premises at Tenant's expense, Tenant's relocation costs and lost goodwill. The balance of the award shall be the property of Landlord.

     15.  Assignment and Subletting. Tenant may not assign this Lease, sublet
          -------------------------
the Premises or permit any use of the Premises by another party (collectively, "Transfer"), without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. An assignment or transfer by operation of law or otherwise in connection with a merger, consolidation, reorganization, stock sale or other like transaction shall also constitute a Transfer requiring Landlord's consent hereunder. Landlord's consent to one Transfer shall not constitute consent to a subsequent transfer.

     16.  Default. Tenant shall be in default of its obligations under this
          -------
Lease if any of the following events occur: (a) Tenant fails to pay any Rent when due, when such failure continues for five (5) days after written notice from Landlord to Tenant of a delinquency; (b) Tenant fails to perform any term, covenant or condition of this Lease (except those requiring payment of Rent) and fails to cure such breach within thirty (30) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than thirty (30) days reasonably are required to remedy the failure, then Tenant shall not be in default if Tenant commences the cure within the thirty (30) day period and thereafter diligently endeavors to complete the cure; (c) Tenant makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Tenant's property or any property essential to the conduct of its business; or (d) a petition is filed by or against Tenant under the bankruptcy laws of the United States or any other debtors' relief law or statute, unless such petition is dismissed within sixty
(60) days after filing.

     17.  Remedies. In the event of any default by Tenant, Landlord shall have
          --------
the following remedies, in addition to all other rights and remedies provided by any law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          a. Landlord may, at Landlord's election, keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the Rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof, (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease, and
(iv) the right to recover the Rent as it becomes due under this Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (landlord may continue lease in effect after tenant's breach and abandonment and recover rent as is becomes due, if tenant has the right to sublet or assign, subject only to reasonable limitations).

          b. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any such termination shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or Rent previously accrued or then accruing. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as permitted under applicable law, including, without limitation: (i) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and (ii) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

     18.  Right to Cure Defaults. If Tenant fails to pay any sum of money to
          ----------------------
Landlord, or fails to perform any other act on its part to be performed hereunder, then Landlord may, but shall not be obligated to, after passage of any applicable notice and cure periods (except in the case of an emergency, in which case no cure period is required), make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Tenant to Landlord upon demand.

     19.  Surrender; Holdover. Prior to expiration of this Lease, Tenant shall
          -------------------
remove all of its personal property and shall surrender the Premises to Landlord broom clean, in the same condition as exists on the Commencement Date, reasonable wear and tear, alterations that Landlord agrees in writing may be surrendered, casualty and condemnation, excepted. If the Premises are not so surrendered, then Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition. In the event that Tenant does not surrender the Premises upon the expiration or earlier termination of this Lease as required above, Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all loss, cost, claim, damage and liability resulting from Tenant's delay in surrendering the Premises and pay Landlord holdover rent in an amount equal to one hundred fifty percent (150%) of the Base Rent payable under this Lease during the last month of the Term.

     20.  Estoppel Certificates. Within ten (10) calendar days after receipt of
          ---------------------
written demand by either party, the other party shall execute and deliver to the requesting party an estoppel certificate (a) certifying that this Lease is unmodified and in full force and effect or, if modified, the nature of such modification; (b) acknowledging, to the best of the responding party's knowledge, that there are no uncured defaults on the part of the requesting party; and (c) certifying such other information as is reasonably required by the requesting party.

     21.  Subordination. This Lease is subject and subordinate to all present
          -------------
and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications and replacements thereof affecting any portion of the Building (collectively, the "Mortgages"). Notwithstanding the foregoing, such subordination to future Mortgages shall be conditioned upon Tenant's receipt of a recognition agreement from the holder of the applicable Mortgage in form reasonably acceptable to Tenant.

     22.  Landlord's Right to Enter. Provided Landlord complies with all of
          -------------------------
Tenant's reasonable security measures, Landlord or its agents may, upon reasonable notice (except in the case of emergency), enter the Premises at any reasonable time for the purpose of inspecting the same, supplying any service to be provided by Landlord to Tenant, making necessary alterations or repairs or for any other purpose permitted under this Lease.

     23.  Late Charge. If Tenant fails to pay to Landlord any amount due
          -----------
hereunder within five (5) days after the due date, Tenant shall pay Landlord upon demand a late charge equal to five percent (5%) of the delinquent amount accruing from the due date. In addition, Tenant shall pay to Landlord interest on all amounts due, at the rate of prime plus two percent (2%) or the maximum rate allowed by law, whichever is less, from the due date to and including the date of the payment.

     24.  Notices. Any notice given under this Lease shall be in writing and
          -------
shall be hand delivered or mailed (by registered mail, return receipt requested, postage prepaid), addressed as follows: (a) if to Tenant: (i) the Premises,
Attn.: _______________ and (ii) ____________________, Palo Alto, CA 94304,
Attn.: __________ of Real Estate; and (b) if to Landlord: (i) the Premises,
Attn.: __________ and (ii) ____________________, Palo Alto, CA 94304, Attn.:
__________ of Real Estate. Any notice shall be deemed to have been given when hand delivered or, if mailed, three (3) business days after mailing.

     25.  Effect of Conveyance. As used in this Lease, the term "Landlord"
          --------------------
means the owner of the Building, or the holder of a leasehold interest in the Building pursuant to a superior lease. In the event of any assignment or transfer of the Premises by Landlord, Landlord shall be and hereby is entirely relieved of all covenants and obligations of Landlord accruing after the date of such transfer, and it shall be deemed and construed that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Landlord hereunder.

     26.  Parking. Tenant shall have the right to use throughout the Term its
          -------
pro rata share (based on the ratio of the square footage of the Premises to the square footage of the Building ("Pro Rata Share")) of the parking spaces in the Building's parking lot.

     27.  Signage. Landlord may, in Landlord's sole and absolute discretion,
          -------
upon request by Tenant, provide Tenant with directory signage and other signage (taking into consideration Tenant's Pro Rata Share of the Building), in accordance with a design and at a location that is mutually acceptable to Landlord and Tenant and in accordance with applicable laws.

     28. Miscellaneous. This Lease shall in all respects be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term of this Lease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Lease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Lease may not be amended except by the written agreement of all parties hereto. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. If either party brings any action or legal proceeding with respect to this Lease, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and court costs. Whenever one party's consent or approval is required to be given as a condition to the other party's right to take any action pursuant to this Lease, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld or delayed. This Lease may be executed in counterparts. In the event that a Service Level Agreement between the parties is in effect with respect to the Premises, the parties intend that all elements of Base Rent payable hereunder shall be paid to Landlord pursuant to the Service Level Agreement. Accordingly, insofar as Tenant has paid all elements of Base Rent under the Service Level Agreement, such payment shall constitute payment of Base Rent hereunder.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day first above written.

LANDLORD:                               TENANT:

______________________________,         ______________________________,
a Delaware corporation                  a Delaware corporation


By:____________________________         By:____________________________

Name:__________________________         Name:__________________________

Its:___________________________         Its:___________________________

     IN WITNESS WHEREOF, each of the parties has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                              HEWLETT-PACKARD COMPANY

                              By: /s/ Ann O. Baskins
                                 -----------------------------------------
                              Name:   Ann O. Baskins
                                   ---------------------------------------
                              Title:  Associate General Counsel
                                      and Assistant Secretary
                                    --------------------------------------


                              AGILENT TECHNOLOGIES, INC.

                              By:_________________________________________

                              Name:_______________________________________

                              Title:______________________________________


               [Signature Page to Real Estate Matters Agreement]

     IN WITNESS WHEREOF, each of the parties has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                              HEWLETT-PACKARD COMPANY

                              By:_____________________________________________

                              Name:___________________________________________

                              Title:__________________________________________



                              AGILENT TECHNOLOGIES, INC.

                              By: /s/ Craig Nordlund
                                 ---------------------------------------------

                              Name:   Craig Nordlund
                                   -------------------------------------------
                                      Senior Vice President, General Counsel
                              Title:  and Secretary
                                    ------------------------------------------


               [Signature Page to Real Estate Matters Agreement]

                                   EXHIBIT A
                                   ---------

                     THE PREMISES, INCLUDING SHARED AREAS